TERM NOTE $22,000,000.00 January 31, 2024 For value received, the undersigned, CARDINAL COLWICH, LLC, a Kansas limited liability company (“Borrower’’), promises to pay to the order of FIRST NATIONAL BANK OF OMAHA (the “Lender”, which term shall include any subsequent holder hereof), in lawful money of the United States of America, the principal sum of Twenty-Two Million and No/100 Dollars ($22,000,000.00) or, if different, the principal amount outstanding under Section 2.01 of the Loan Agreement referred to below. This Term Note (the “Note”) is the Term Note referred to in, is issued pursuant to, and is subject to the terms and conditions of, the Second Amended and Restated Construction Loan Agreement, dated of even date with this Note, by and among the Borrower and Cardinal Ethanol, LLC, as Borrowers, and the Lender, as the same may be amended, renewed, restated, replaced, consolidated, or otherwise modified from time to time (the “Loan Agreement”). To the extent of any conflict between the terms and conditions of this Note and the terms and conditions of the Loan Agreement, the terms and conditions of the Loan Agreement shall prevail and govern. Capitalized terms used but not defined in this Note have the meanings given to them in the Loan Agreement. Interest shall accrue on the outstanding principal balance of this Note as provided in the Loan Agreement. Principal, interest, fees, and all other amounts, if any, payable in respect of this Note shall be payable at the rates and at such times and in such manner as provided in the Loan Agreement. The Borrower’s right, if any, to prepay this Note is subject to the terms and conditions of the Loan Agreement. The termination of the Loan Agreement or the occurrence of an Event of Default shall entitle the Lender, at its option, to declare the then outstanding principal balance hereof, all accrued interest thereon, and all other amounts, if any, payable in respect of this Note to be, and the same shall thereupon become, immediately due and payable without notice to or demand on the Borrower, all of which Borrower hereby waives. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the Lender shall operate as a waiver of such rights. Time is of the essence with respect to this Note. To the fullest extent permitted by applicable law, Borrower, for itself and its successors and assigns, waives presentment, demand, protest, notice of dishonor, and any and all other notices, demands and consents in connection with the delivery, acceptance, performance, default or enforcement of this Note, and consents to any extensions of time, renewals, releases of any parties to or guarantors of this Note, waivers and any other modifications that may be granted or consented to by the Lender from time to time in respect of the time of payment or any other provision of this Note. This Note is secured by the Collateral defined in the Loan Agreement and the other Loan Documents and is supported by the Guaranties defined in the Loan Agreement. Reference is hereby made to such Loan Documents for a description of the collateral thereby warranted, bargained, sold, released, conveyed, assigned, transferred, pledged and hypothecated, the nature and extent of the security for this Note, the rights of the holder of this Note, and the Lender in respect of such security and otherwise. THIS NOTE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEBRASKA, WITHOUT REGARD TO ANY CHOICE OF LAW RULE THEREOF GIVING EFFECT TO THE LAWS OF ANY OTHER JURISDICTION. [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Borrowers have executed and delivered this Note as of the date first above written. CARDINAL COLWICH, LLC By: Vil Dill ~ Title: William Dartt, Treasurer [Signature Page to Term Note]